Exhibit 10.1
September 2, 2010
Victoria M. Holt
303 Wynfield Court
Wexford, PA 15090
Dear Vicki:
On behalf of the Compensation Committee of Spartech Corporation I am delighted to provide the following terms subject to your being elected to the position of Chief Executive Officer of Spartech Corporation by its Board of Directors.

Position:	Chief Executive Officer

Base Salary:	$650,000

Target Bonus:	100% of base at target, which will be paid out based on achievement of financial metrics based on the 2011 operating plan and any personal objectives determined by the Compensation Committee

Target Total Cash:	$1,300,000

Initial Equity Grant:	$1,000,000 to be granted in the following form:

$500,000 Restricted Stock; 4 year vesting; granted 3 full business days after employment start date; priced at NYSE closing price on grant date

$500,000 Stock Settled Appreciation Rights (SSARs); 4 year vesting; priced at Black-Scholes value; granted at the close of business 3 full business days after employment

Initial Cash Payment:	$250,000 additional cash paid within one month of start date. This amount will be repaid if Ms. Holt voluntarily leaves the company within 12 months of joining.
120 S. Central • Suite 1700 • Clayton, Missouri 63105-1705 • (314) 721-4242 • (314) 721-1543 FAX

Long Term Incentive Grant:	$1,300,000 to be granted in the following form:

33.3% Stock Settled Appreciation Rights (SSARs); 4 year vesting; priced at Black-Scholes value; granted at the close of business 3 full business days after employment

33.3% Restricted Stock; 4 year vesting; priced at NYSE closing price 3 full business days after employment

33.3% Performance Shares; 3 year performance period; to be granted as part of a new performance share program for senior managers with terms to be determined; if no plan has been implemented as of January 31, 2011 the value of this grant will be issued as of that date divided equally between SSARs and Restricted Stock with the same final vesting date as the original grants

It is expected that Ms. Holt will embrace the executive stock ownership guidelines.

Deferred Compensation:	$30,000

Benefits:	Health and dental insurance; company-paid life insurance of $500,000; company-paid short term disability; 401(k)

Vacation:	Four weeks of vacation

Relocation Expenses:	The Company will pay:

• Out-of-pocket expenses for the physical moving of Ms. Holt’s household and a real estate commission (up to 6%) on the sale of her existing home

• Temporary housing for Ms. Holt in St. Louis for up to 9 months

• Round trip flights for Ms. Holt’s husband and children between Pittsburgh and St. Louis to assist with house hunting and relocation

• $100,000 for other expenses

• None of the above will be grossed up for taxes

It is expected that Ms. Holt will immediately create a residence in St. Louis to provide leadership during the work week with family relocation
120 S. Central • Suite 1700 • Clayton, Missouri 63105-1705 • (314) 721-4242 • (314) 721-1543 FAX

to follow as soon as practical, however not later than 9 months from Ms. Holt’s start date

Severance:	Termination without cause will result in:

• Salary continuation for 24 months

• Payment of 2 times the average annual bonus awarded for 3 fiscal years ended prior to termination

Change in Control:	Termination within 24 months of a change in control will result in:

• Salary continuation for 24 months

• Payment of 2 times the average annual bonus awarded for 3 fiscal years ended prior to termination

• Forward vesting of all SSARs, restricted stock and performance shares

Other:	Prior to employment, it is required that all new employees be scheduled for a physical examination and drug screening. This offer of employment is contingent on the results of the evaluations.

Acceptance and Start Date:	Start date as soon as possible but no later than October 1
Vicki, the entire board is looking forward to working with you in your new role with Spartech.

Sincerely,	Agreed and Accepted:

/s/ Pamela F. Lenehan	/s/ Victoria M. Holt

Pamela F. Lenehan	Victoria M. Holt
Chair, Compensation Committee
Cc:	Ralph B. Andy Chairman of the Board
120 S. Central • Suite 1700 • Clayton, Missouri 63105-1705 • (314) 721-4242 • (314) 721-1543 FAX